Exhibit 99.1
Stock Symbols: OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB
November 13, 2007

180 CONNECT INC. ANNOUNCES THIRD QUARTER 2007 RESULTS
Revenue increases to a record $102 million, representing a 14% increase from the prior year
Completion of merger with Ad. Venture Partners, Inc. significantly de-leverages balance sheet

Toronto, Ontario and Englewood, CO — November 13, 2007 — 180 Connect Inc. (“180 Connect” or the “Company”) (OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB), one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communication, and home integration service industries, today released its financial results for the third quarter ended September 30, 2007.
Certain information contained in this news release constitutes forward-looking information, including anticipated growth and financial performance. See “Forward-Looking Information”.
Selected Financial Highlights — Third Quarter Ended September 30, 2007
For the three months ended September 30, 2007 as compared to the three months ended September 30, 2006:
Third Quarter Highlights
•	Revenue grew to $102.5 million, an increase of $12.6 million, or 14.0%, compared to revenue of $89.9 million in 2006.

•	EBITDA from continuing operations(2) was $8.4 million, an increase of $1.9 million or 30% compared to $6.5 million in 2006.

•	Total cash provided by operating activities was $0.8 million, an increase of $7.1 million from the cash used by operating activities of $6.3 million in 2006.

•	Loss from continuing operations was $8.8 million, a decrease of $13.8 million compared to income from continuing operations of $5.0 million in 2006.

•	Net loss was $8.8 million, a decrease of $13.3 million compared to net income of $4.5 million in 2006.

•	Net income (loss) per share is as follows:
•	Net income (loss) from continuing operations was a loss of $(0.43) per share basic and diluted, respectively, compared to net income from continuing operations of $0.34 and $0.32 per share basic and diluted, respectively in 2006.

•	Net income (loss) was a loss of $(0.43) per share basic and diluted, respectively, compared to net income of $0.30 and $0.29 per share basic and diluted, respectively, in 2006.
Peter Giacalone, President and Chief Executive Officer of the Company stated:
“These results reflect another quarter of solid internal growth in our satellite and cable businesses, as well as contributions from 180 Network Services and 180 Home. We are particularly excited about the long term growth opportunities that can be realized from the recent projects announced in our Network Services business, representing a backlog of approximately $100 million — a market that is experiencing significant near term growth given current market conditions.
The standout result from the completion of the merger with Ad.Venture Partners Inc. is the improved financial strength of the Company. The Company’s stronger balance sheet provides the foundation for refinancing the balance of its debt and positions the Company to capitalize on attractive strategic acquisitions.”
Third Quarter 2007 Highlights
Revenue in the third quarter increased to $102.5 million, up from $89.9 million for the same period in 2006. This 14% growth reflects volume increases across-the-board in both the satellite and cable businesses, as well as contributions from 180 Network Services and 180 Home, all of which benefited from a combination of strong internal growth and a disciplined operational management team. DIRECTV volume increased 14% from the prior year, largely attributable to increased high-definition sales and upgrade initiatives as DIRECTV continues to sell more advanced product. The Company is also very pleased to note that DIRECTV was ranked “Highest in Customer Satisfaction among Satellite/Cable TV Subscribers” in the Southern, Western and Eastern regions of the United States, according to the J.D. Power and Associates 2007 Residential Cable/Satellite TV Customer Satisfaction Study. As 180 Connect is the primary service provider for DIRECTV’s western region, the Company believes that the award reflects its commitment and ability to deliver exceptional customer service. 180 Connect believes that its satellite business is on track to complete over 2.3 million work orders for DIRECTV alone this year.
Cable revenues increased 6% from the prior year, as 180 Connect continues to benefit from solid market growth, increased market share and the Company’s ability to leverage its competitive advantages in supporting its customer’s triple play initiatives.
180 Network Services revenue increased 37% from the prior year and 180 Connect believes it is well positioned to continue its rapid growth. The Company’s significant municipal fiber projects in Boise, Idaho and Ontario, Santa Clara and Shafter, California, currently underway, continue to deliver exceptional margins as well as showcase its capabilities to potential future customers. The Company expects that these projects in addition to recently announced contracts, including the City of Palo Alto, CA and Truckee Donner, CA, will more than double its annual revenues in its 180 Network Services business.
180 Home, 180 Connect’s structured wiring business, continues to grow rapidly, with third quarter revenue increasing approximately 58% over the prior year. The Company continues to see significant opportunity to expand this business, as in-home technology has become an increasingly important factor in home buying decisions.
EBITDA from continuing operations(2) excluding a non-cash stock based compensation charge of $0.2 million was $8.6 million for the third quarter of 2007, an increase of 33% over results reported for the same period in 2006. For the first nine months of 2007, EBITDA from continuing operations was $14.6 million, an increase of approximately 67% over the first nine months of 2006, on approximately 19% higher revenue.

EBITDA from continuing operations(2) excluding US listing costs, restructuring charges and non-cash stock based compensation, for the nine months ended September 30, 2007 was $15.6 million. This increase was primarily due to the growth in work order volume in the Company’s satellite and cable businesses, cost savings achieved by implementing better operational controls, as well as increased growth from its Network Services business, partially offset by the impact of higher fuel prices. Seasonally, the third and fourth quarters are the Company’s strongest quarters from an EBITDA standpoint, as its customers marketing focus, primarily DIRECTV’s NFL Ticket and high definition sales and upgrade initiatives, drive a favorable volume and mix shift in work performed.
Looking Forward
The Company’s continued success in the third quarter was due to a relentless focus on business fundamentals under the leadership of a strong management team. Given the strength in demand across the satellite and cable businesses and the increase in non-operating costs the Company is revising its 2007 revenue guidance to between $380 million to $385 million and EBITDA of between $22.5 million to $23 million representing earnings growth between 63% and 67%.
There are four primary factors contributing to the change in EBITDA guidance. First, costs associated with the investment in the quality of the Company’s workforce were not offset with its customer’s bonus programs. Despite the impact of higher costs, 180 Connect believes that these programs are vital and have been critical in protecting its franchise and maintaining its market share. Second, fuel costs represent a significant cost in the Company’s business, with the spike in fuel prices resulting in approximately $750,000 of additional costs for the full year, exceeding its original estimates. The Company is in a constant dialog with its customers regarding these increased costs and will continue to negotiate a surcharge in order to share this burden.
Third, the Company’s roll out of an enhanced work force management system had a short term effect on efficiency and costs’, affecting the Company’s margins, however, the Company expects to recover the cost and productivity benefits of this enhanced system over the longer term. Fourth, 180 Network Services division continues to post impressive earning and margins, certain projects previously forecast to contribute in 2007 have been deferred to 2008 due to delays in municipal permitting, developer entitlements, public financing or vendor specifications. Nevertheless, the Company views these as deferrals of the earnings cycle and remains confident they will be delivered in 2008.
Summary Results
The following is a summary of the Company’s selected consolidated financial and operating information for the three and nine months ended September 30, 2007 and 2006 and should be read in conjunction with the accompanying unaudited consolidated financial statements for the three and nine months ended September 30, 2007. The amounts presented below have been reclassified to reflect the adjustments associated with the discontinued operations of the Company.

Selected Unaudited Consolidated Financial and Operating Data:

	Three Months	Three Months		Nine Months	Nine Months
	Ended	Ended	Percentage	Ended	Ended	Percentage
	Sept 30, 2007	Sept 30, 2006	Change	Sept 30, 2007	Sept 30, 2006	Change

Revenue	$102,521,340	$89,908,346	14.0%	$283,615,672	$239,245,733	18.6%

Expenses
Direct	89,914,862	78,711,246	14.2%	254,853,816	216,089,499	17.9%

General and administrative	4,054,289	4,712,862	-14.0%	13,802,266	13,933,478	-0.9%

Stock-based compensation	227,019	—	100.0%	227,019	91,214	100.0%

Foreign exchange loss (gain)	(72,760)	(469)	—	(113,442)	3,033	—

Restructuring costs	—	—	—	275,000	392,879	-30.0%

Depreciation	3,058,116	3,433,006	-10.9%	8,574,819	10,013,336	-14.4%

Amortization of customer contracts	920,376	929,727	-1.0%	2,761,122	2,789,180	-1.0%

Interest expense	7,801,006	2,898,538	169.1%	14,012,024	6,925,495	102.3%

(Gain) loss on fair market value of derivatives	887,062	(4,599,330)	-119.3%	5,576,723	(3,433,755)	-262.4%

Gain on extinguishment of debt	—	(1,233,001)	-100.0%	—	(1,233,001)	-100.0%

Other expense	4,379,459	—	100.0%	4,379,459	—	100.0%

(Gain) loss on sale of assets	(7,336)	135,696	-105.4%	491,884	(1,114,467)	-144.1%

Income (loss) from continuing operations before income taxes	(8,640,753)	4,920,071	-275.6%	(21,225,018)	(5,211,158)	307.3%

Income tax expense (recovery)	130,583	(96,965)	-234.7%	383,027	(58,165)	-758.5%

Gain (loss) from continuing operations	(8,771,336)	5,017,036	-274.8%	(21,608,045)	(5,152,993)	319.3%

Loss from discontinued operations, net of income taxes of nil	—	(538,899)	-100.0%	(79,527)	(1,876,694)	-95.8%

Net income (loss) and total comprehensive income (loss) for the period	(8,771,336)	4,478,137	-295.9%	(21,687,572)	(7,029,687)	208.5%

Per Share data

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2007	Sept 30, 2006
Income (loss) from continuing operations:	$(0.43)	$0.34	$(1.27)	$(0.35)
Basic	$(0.43)	$0.32	$(1.27)	$(0.35)
Diluted

Net income (loss) for the period:
Basic	$(0.43)	$0.30	$(1.27)	$(0.48)
Diluted	$(0.43)	$0.29	$(1.27)	$(0.48)

Weighted average number of shares:
Basic	20,243,082	14,685,976	17,011,000	14,625,856

Weighted average number of shares:
Diluted	20,243,082	15,510,667	17,011,000	14,625,856
Selected Consolidated Balance Sheet Data

	For the period ended:
	Sept 30, 2007	December 31, 2006
Cash and cash equivalents	$969,285	$2,904,098

Working capital deficit	15,625,580	11,684,299

Total assets	158,370,876	165,443,572

Total debt and capital lease obligations	51,074,549	73,289,517

Total shareholders’ equity	$17,318,538	$9,402,081
A copy of the interim unaudited consolidated financial statements of the Company for the three and nine months ended September 30, 2007 are attached to this news release. The Company will be releasing its third quarter report on November 14, 2007 which will be available on EDGAR and the Company’s website. Additional information relating to the Company is available on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com and on the Company’s website at www.180connect.net.
Non-GAAP Measures:

(1)	The term “Direct Contribution Margin” (“DCM”) consists of revenue less direct expense and excludes general and administrative expense, foreign exchange loss (gain), stock-based compensation, (gain) loss in sale of investments and assets, depreciation, amortization of customer contracts, interest and expense, (gain) loss on fair market value of derivatives, gain on extinguishment of debt, interest expense, and income tax expense (recovery). DCM, as referred to in this news release, is a non- GAAP measure which does not have any standardized meaning prescribed by US GAAP and is therefore unlikely to be comparable to similar measures presented by other issuers. We believe that this term provides a better assessment of the contribution of the field operations dealing directly with our customers’ subscribers by eliminating: (1) the general and administrative costs that are not part of the direct costs of generating revenue; (2) the charge for the amortization of customer contracts and depreciation and stock based compensation which are non-cash expense items; and (3) (gain) or loss on sale of assets, (gain) loss on fair market value of derivatives, gain on extinguishment of debt, and other expense, which are not considered to be in the normal course of operating activity. Investors should be cautioned, however, that DCM should not be construed as an alternative to income (loss) from continuing operations determined in accordance with US GAAP as an indicator of our performance. For a reconciliation of DCM to the comparable US GAAP measure, loss from continuing operations, see “Direct Contribution Margin”
Following is a reconciliation of DCM to loss from continuing operations:

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Direct contribution margin (1)	$12,606,478	$11,197,100	$28,761,856	$23,156,234
General and administrative	4,054,289	4,712,862	13,802,266	13,933,478
Non-cash stock-based compensation	227,019	—	227,019	91,214
Foreign exchange loss (gain)	(72,760)	(469)	(113,442)	3,033

Restructuring costs	—	—	275,000	392,879
Depreciation	3,058,116	3,433,006	8,574,819	10,013,336
Amortization of customer contracts	920,376	929,727	2,761,122	2,789,180
Interest expense	7,801,006	2,898,538	14,012,024	6,925,495
Gain on extinguishment of debt	—	(1,233,001)	—	(1,233,001)
(Gain) loss on sale of assets	(7,336)	135,696	491,884	(1,114,467)
(Gain) loss on change in fair value of derivative liabilities	887,062	(4,599,330)	5,576,723	(3,433,755)
Other expense	4,379,459	—	4,379,459	—
Income tax expense (recovery)	130,583	(96,965)	383,027	(58,165)

Income (loss) from continuing operations	($8,771,336)	$5,017,036	($21,608,045)	($5,152,993)

(2)	The term “EBITDA from continuing operations’’ refers to income from continuing operations before deducting depreciation, amortization of customer contracts, (gain) loss in sale assets, interest expense, (gain) loss on fair market value of derivatives, gain on extinguishment of debt, other expense, and income tax expense (recovery). EBITDA from continuing operations, as referred to in this news release, is a non-GAAP measure which does not have any standardized meaning prescribed by US GAAP and is therefore unlikely to be comparable to similar measures presented by other issuers. Management believes that EBITDA from continuing operations provides a better assessment of cash flow from the Company’s operations by eliminating: (1) the charge for depreciation, amortization of customer contracts and stock-based compensation, which are non-cash expense items and (2) (gain) or loss on sale of assets, (gain) loss on fair market value of derivatives, gain on extinguishment of debt, and other expense, which are not considered to be in the normal course of operating activity. In addition, financial analysts and investors use a multiple of EBITDA from continuing operations for valuing companies within the same sector, in order to eliminate the differences in accounting treatment from one company to the next. Given that the Company is in a growth stage, we believe the focus on EBITDA from continuing operations gives the investor or reader of the Company’s consolidated financial statements and MD&A more insight into the operating capabilities of management and its utilization of the Company’s operating assets. Management further believes that EBITDA from continuing operations is also the best metric for measuring the Company’s valuation. Investors should be cautioned, however, that EBITDA from continuing operations should not be construed as an alternative to income (loss) from continuing operations determined in accordance with US GAAP as an indicator of the Company’s performance. For a reconciliation of EBITDA from continuing operations to the comparable GAAP measure, being income (loss) from continuing operations, see “EBITDA from Continuing Operations.

Following is a reconciliation of EBITDA from continuing operations to net loss from continuing operations:

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
EBITDA from continuing operations (2)	8,397,930	6,484,707	14,571,013	8,735,630
Depreciation	3,058,116	3,433,006	8,574,819	10,013,336
Amortization of customer contracts	920,376	929,727	2,761,122	2,789,180
Interest expense	7,801,006	2,898,538	14,012,024	6,925,495
Gain on extinguishment of debt	—	(1,233,001)	—	(1,233,001)
(Gain) loss on sale of assets	(7,336)	135,696	491,884	(1,114,467)
(Gain) loss on change in fair value of derivative liabilities	887,062	(4,599,330)	5,576,723	(3,433,755)
Other expense	4,379,459	—	4,379,459	—
Income tax expense (recovery)	130,583	(96,965)	383,027	(58,165)

Income (loss) from continuing operations	($8,771,336)	$5,017,036	($21,608,045)	($5,152,993)

Conference Call Information
A live webcast of 180 Connect Inc.’s third quarter 2007 earnings call will be available at www.180connect.net. The call will begin at 4:30 p.m. EST, November 13, 2007. The dial-in numbers for the call are international dial 617.213.8857 and toll free at 866.831.6267, participant pass code is 81992339. The webcast will be archived on the Company’s website and a replay of the call will be available beginning at 6:30 p.m. EST on Tuesday, November 13, 2007 through to 11:59 p.m. EST Tuesday, November 20, 2007. The dial-in numbers for the replay are 617.801.6888 International Dial and toll free at 888.286.8010 pass code 27422392.
180 Connect Inc.
180 Connect Inc. is one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communications and home integration service industries. With more than 4,000 skilled technicians and 750 support personnel based in over 85 operating locations, 180 Connect is well positioned as the only pure play national residential service provider in the market. 180 Connect shares are traded under the name of 180 Connect Inc. on the OTCBB under the symbols CNCT.OB, CNCTU.OB and CNCTW.OB.
Forward-Looking Information
This news release contains forward-looking statements which reflect management’s expectations regarding the Company’s future growth, results of operations, performance and business prospects and opportunities. Statements about the Company’s future plans and intentions, results, levels of activity, performance, goals or achievements or other future events constitute forward-looking statements. Wherever possible, words such as “will be”, “may”, “should”, “could”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict” or “potential” or the negative or other variations of these words, or other similar words or phrases, have been used to identify these forward-looking statements. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements involve significant risk, uncertainties and assumptions. Many factors, including those discussed under section 1A “Risk Factors” of the Report Form 10-Q could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this news release are based upon what management believes to be reasonable assumptions, the Company cannot assure investors that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this news release and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.
For Information please contact the following or visit our website at www.180connect.net.

Claudia A. Di Maio	Devlin Lander
Director Investor Relations	Integrated Corporate Relations

TEL: 866.995.8888	TEL.:415.292.6855
DIRECT LINE: 416. 930.7710
EMAIL: cdimaio@180connect.net

Consolidated Financial Statements
180 Connect Inc.
Consolidated Balance Sheets
(in United States Dollars)
(Unaudited)

	September 30, 2007	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	$969,285	$2,904,098
Accounts receivable (less allowance for doubtful accounts of $1,652,894 and $2,506,637, respectively)	52,009,680	48,934,952
Inventory	18,388,807	15,816,148
Restricted cash	11,859,300	14,503,000
Prepaid expenses and other assets	7,523,344	7,910,255

TOTAL CURRENT ASSETS	90,750,416	90,068,453

Property, plant and equipment	31,375,700	34,882,890
Goodwill	11,034,723	11,034,723
Customer contracts, net	22,311,634	25,072,756
Deferred tax asset	276,608	—
Other assets	2,621,795	4,384,750

TOTAL ASSETS	$158,370,876	$165,443,572

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$81,395,821	$78,686,245
Current portion of long-term debt	6,817,352	5,967,674
Fair value of derivative financial instruments	8,194,756	4,065,729
Current portion of capital lease obligations	9,968,067	13,033,104

TOTAL CURRENT LIABILITIES	106,375,996	101,752,752

Income tax liability	387,212	—
Long-term debt	18,667,844	32,799,043
Convertible debt	—	6,276,584
Capital lease obligations	15,621,286	15,213,112

TOTAL LIABILITIES	141,052,338	156,041,491

Shareholders’ Equity
Common stock $.0001 par value; authorized 100,000,000, at September 30, 2007 and December 31, 2006 issued and outstanding shares 25,500,152 and 14,685,976, respectively	2,550	1,469
Paid- in capital	121,698,780	91,871,813
Treasury stock, 500,000 shares and nil at September 30, 2007 and December 31, 2006 respectively	(224,019)	—
Deficit	(104,643,803)	(82,956,231)
Accumulated other comprehensive income	485,030	485,030

TOTAL SHAREHOLDERS’ EQUITY	17,318,538	9,402,081

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$158,370,876	$165,443,572

180 Connect Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in United States Dollars)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenue	$102,521,340	$89,908,346	$283,615,672	$239,245,733
Expenses
Direct expenses	89,914,862	78,711,246	254,853,816	216,089,499
General and administrative	4,054,289	4,712,862	13,802,266	13,933,478
Non-cash stock-based compensation	227,019	—	227,019	91,214
Foreign exchange loss (gain)	(72,760)	(469)	(113,442)	3,033
Restructuring costs	—	—	275,000	392,879
Depreciation	3,058,116	3,433,006	8,574,819	10,013,336
Amortization of customer contracts	920,376	929,727	2,761,122	2,789,180
Other (income) expense
Interest and loan fees	7,801,006	2,898,538	14,012,024	6,925,495
Gain on extinguishment of debt	—	(1,233,001)	—	(1,233,001)
(Gain) loss on sale of investments and assets	(7,336)	135,696	491,884	(1,114,467)
(Gain) loss on change in fair value of derivative liabilities	887,062	(4,599,330)	5,576,723	(3,433,755)
Other expense	4,379,459	—	4,379,459	—

Income (loss) from continuing operations before income tax expense	(8,640,753)	4,920,071	(21,225,018)	(5,211,158)
Income tax expense (recovery)	130,583	(96,965)	383,027	(58,165)

Income (loss) from continuing operations	(8,771,336)	5,017,036	(21,608,045)	(5,152,993)
Loss from discontinued operations, net of income taxes of nil	—	(538,899)	(79,527)	(1,876,694)

Net income (loss) and comprehensive income(loss) for the period	$(8,771,336)	$4,478,137	$(21,687,572)	$(7,029,687)

Net income (loss) per share from continuing operations:
Basic	$(0.43)	$0.34	$(1.27)	$(0.35)
Diluted	$(0.43)	$0.32	$(1.27)	$(0.35)
Net income (loss) per share:
Basic	$(0.43)	$0.30	$(1.27)	$(0.48)
Diluted	$(0.43)	$0.29	$(1.27)	$(0.48)

Weighted average number of shares outstanding — basic	20,243,082	14,685,976	17,011,000	14,625,856
Weighted average number of shares outstanding — diluted	20,243,082	15,510,667	17,011,000	14,625,856

180 Connect Inc.
Consolidated Statements of Cash Flows
(in United States Dollars) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Cash provided by (used in) the following activities:
Operating
Income (loss) from continuing operations	$(8,771,336)	$5,017,036	$(21,608,045)	$(5,152,993)
Add (deduct) items not affecting cash:
Depreciation and amortization	3,978,492	4,362,733	11,335,941	12,802,516
Non-cash interest expense	4,680,713	1,008,180	6,865,837	2,124,570
Stock-based compensation	227,019	—	227,019	91,214
Future income taxes	—	(180,000)	—	(180,000)
Settlement of derivative liability	(2,766,573)	—	(2,766,573)	—
Gain on extinguishment of debt	—	(1,233,001)	—	(1,233,001)
(Gain) loss on change in fair value of derivative liabilities	887,062	(4,599,330)	5,576,723	(3,433,755)
(Gain) loss on sale of investments and assets	(7,336)	135,696	491,884	(1,114,467)
Other	34,067	961	73,993	3,106
Changes in non-cash working capital balances related to operations:
Accounts receivable	(11,009,290)	(13,939,349)	(3,074,728)	4,339,502
Inventory	(3,624,307)	(5,004,743)	(2,572,659)	2,522,490
Other current assets	(320,110)	(419,655)	(700,259)	(305,961)
Insurance premium deposits	(3,289,009)	(525,317)	1,316,723	(2,827,125)
Other assets	918,776	(58,765)	(453,287)	(38,063)
Restricted cash	—	—	2,643,700	247,366
Accounts payable and accrued liabilities	19,886,709	9,613,919	2,593,371	(6,123,210)
Operating cash flows from discontinued operations	—	(472,882)	(60,507)	(1,529,897)

Total cash provided by (used in) operating activities	824,877	(6,294,517)	(110,867)	192,292

Investing
Purchase of property, plant and equipment	(360,421)	(630,210)	(2,052,529)	(2,091,671)
Net proceeds from disposition of investments	—	—	—	1,327,693

Total cash used in investing activities	(360,421)	(630,210)	(2,052,529)	(763,978)

Financing
Repayment of capital lease obligations	(1,755,783)	(3,533,928)	(9,241,450)	(11,378,009)
Repayment of long-term debt	(7,000,001)	—	(10,333,336)	(7,350,000)
Proceeds from share issuance	14,704	—	61,372	259,712
Net proceeds from reverse merger	37,933,165	—	37,933,165	—
Issuance costs on reverse merger	(6,976,440)	—	(6,976,440)	—
Redemption of convertible debt	(10,393,577)	—	(10,393,577)	—
Increase (decrease) in borrowings under long-term debt	(11,418,105)	1,098,488	(3,993,853)	1,098,488
Issuance costs on long-term debt	—	(3,414,390)	—	(3,515,471)
Net proceeds from refinancing of vehicles	—	—	3,470,714	—
Proceeds from issuance of convertible debt	—	—	—	10,686,101
Proceeds from refinancing of long-term debt	—	42,140,497	—	42,140,497
Extinguishment of long-term debt	—	(32,863,525)	—	(32,863,525)
Repurchase of common stock	(224,019)	—	(224,019)	—
Issuance costs paid on convertible debt	—	—	—	(1,388,985)
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Total cash provided by (used in) financing activities	179,944	3,427,142	302,578	(2,311,192)

Effect of exchange rates on cash and cash equivalents	(34,067)	(19,892)	(73,993)	(22,037)

Net increase (decrease) in cash and cash equivalents during the period	610,333	(3,517,477)	(1,934,813)	(2,904,915)
Cash and cash equivalents, beginning of period	358,952	3,966,014	2,904,098	3,353,452

Cash and cash equivalents, end of period	$969,285	$448,537	$969,285	$448,537

Supplemental cash flow information:
Interest paid	$1,691,880	$1,425,122	$6,102,000	$4,504,060

Income taxes paid	$76,715	$228,935	$219,298	$323,292

Supplemental disclosure of non-cash investing and financing transactions:
For the nine months ended September 30, 2007 and September 30, 2006, the Company had additional capital lease obligations for vehicles of $3,182,956 and $6,797,554, respectively .